SUBADVISORY AGREEMENT

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

on behalf of

FRANKLIN K2 LONG SHORT CREDIT FUND

THIS SUBADVISORY AGREEMENT shall be effective on the date that Medalist Partners, LP notifies K2/D&S Management Co., L.L.C. that Medalist Partners, LP has become a registered investment adviser with the SEC and has completed its spin-out from Candlewood Investment Group, LP, expected on or shortly after May 1, 2018 (“the Effective Date”), and is made by and between K2/D&S MANAGEMENT CO., L.L.C., a Delaware limited liability company (hereinafter called “K2”), and MEDALIST PARTNERS, LP, a Delaware limited partnership (hereinafter called “Sub-Adviser”).

W I T N E S S E T H

WHEREAS, Franklin K2 Long Short Credit Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”), is an investment management company registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940 (the “1940 Act”); and

WHEREAS, the Trust has retained K2 to render investment management services to the Trust, on behalf of the Fund, pursuant to an amended and restated investment management agreement (the “Management Agreement”) between the Trust and K2 dated as of October 1, 2017; and

WHEREAS, the Management Agreement provides that K2 may delegate any or all of its investment management services under the Management Agreement to one or more sub-advisers; and

WHEREAS, K2 desires to retain Sub-Adviser to render investment advisory services to the Fund pursuant to the terms and provisions of this Agreement, and Sub-Adviser is willing to furnish said services.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.                Appointment of Sub-Adviser.

(a)                K2 hereby appoints Sub-Adviser to act as a sub-adviser for the Fund, subject to the overall policies, direction and review of the Trust’s Board of Trustees (the “Board”) and to the instructions and supervision of K2. Sub-Adviser shall manage the investment and reinvestment of the assets of the Fund in accordance with such investment strategies and within such guidelines and limitations as K2 and Sub-Adviser shall agree from time to time (the “Investment Strategy”). Sub- Adviser acknowledges and agrees that the various investment management services provided herein will apply to the portion of the Fund’s assets allocated to Sub-Adviser by K2, from time to time, which may consist of all, a portion or none of the Fund’s assets (the “Sub-Advised Portion”). Sub-Adviser acknowledges that the Sub-Advised Portion may be adjusted on a daily basis in connection with purchase and sale of shares of the Fund, and that notice of corresponding increases or decreases in the Sub-Advised portion are expected to be provided on the same day on which such increase or decrease is effective. In the event that K2 intends to increase or decrease the Sub-Advised Portion in a material amount other than as described in the preceding sentence, K2 will use reasonable efforts to provide as much advance notice as is practicable, subject to its obligation to allocate and reallocate assets amongst the Fund’s sub-advisers in the best interests of the Fund.      Sub-Adviser hereby accepts such appointment and agrees during such period, subject to oversight of the Board and K2, to render the services and to assume the obligations set forth herein.

(b)                Sub-Adviser shall not be responsible for aspects of the Fund’s investment program other than the implementation of the Investment Strategy with respect to the Sub-Advised Portion unless expressly set forth herein.

2.                   Services to be Rendered by Sub-Adviser.

(a)                Investment Program. (i) Sub-Adviser shall formulate and implement a continuous investment program for the Sub-Advised Portion (the “Investment Program”), determining in its discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Sub-Advised Portion in a manner consistent with (A) the Investment Strategy, (B) the investment policies and restrictions of the Fund as set forth in the Fund’s prospectus (the “Prospectus”) and statement of additional information (“SAI”) included in the Trust’s registration statement on Form N-1A under the 1940 Act, as may be amended or supplemented from time to time (together, the “Registration Statement”), (C) the Trust’s Agreement and Declaration of Trust, as may be amended or supplemented from time to time and (D) any written instructions or policies which the Board or K2 may deliver to Sub- Adviser from time to time and the policies and procedures adopted by the Trust pursuant to Rule 38a-1 of the 1940 Act that are applicable to the Fund (together, the “Policies”). K2 will provide prompt written notice (in advance to the extent practicable) of any amendment referred to in the preceding sentence, and will consult in good faith with the Sub-Adviser to the extent that any amendment will impact the Sub- Advised Portion. In the implementation of the Investment Program, Sub-Adviser shall determine what investments shall be purchased, held, sold or exchanged by the Sub-Advised Portion and what portion, if any, of the assets of the Sub-Advised Portion shall be held in cash or cash equivalents.

(ii)    Sub-Adviser shall have full discretion and authority, without obtaining the prior approval of the Fund or K2 (except as may be expressly provided in this Agreement), to manage the investment and reinvestment of the assets of the Sub-Advised Portion in such manner as Sub-Adviser considers appropriate and consistent with this Agreement, the Investment Strategy, the Prospectus, the SAI and the Registration Statement. In furtherance of the foregoing and subject to this Agreement, the Fund hereby designates and appoints Sub-Adviser as its agent and attorney-in-fact, with full power and authority, and without the need for further approval (except as may be required by law), to carry out the Investment  Program with respect to the assets of the Sub-Advised Portion.

(iii)             In the performance of its duties, Sub-Adviser shall comply with (A) applicable laws and regulations, including, but not limited to, the 1940 Act, the Investment Advisers Act of 1940  (the “Advisers Act”), and the Commodity Exchange Act (the “CEA”), and the rules under each, (B) the terms of this Agreement, (C) the Investment Strategy and (D) the Policies, all as may be amended or supplemented from time to time.

(b)                Portfolio Transactions.

(i)                 To the extent that Sub-Adviser uses counterparties with respect to the Sub- Advised Portion for brokerage, futures and options clearing and ISDA purposes, Sub-Adviser shall use such counterparties under agreements set up by, and in the name of, the Trust or the Fund. Sub-Adviser shall not establish any brokerage, futures and options clearing or ISDA arrangements for the Sub-Advised Portion without the prior express written consent of K2.

(ii)               Sub-Adviser shall place orders for the execution of portfolio transactions for the Sub-Advised Portion with broker-dealers selected by Sub-Adviser. In selecting broker-dealers and the placement of orders for the purchase and sale of investments for the Sub-Advised Portion, Sub-Adviser shall seek to obtain best execution. It is understood in accordance with Section 28(e) of the Securities Exchange Act of 1934 that Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or Sub-Adviser’s overall responsibilities to Sub-Adviser’s discretionary accounts.

(iii)             On occasions when Sub-Adviser deems the purchase or sale of a security or other investment to be in the best interest of the Fund as well as other clients of Sub-Adviser, Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation  to, aggregate orders of the Fund and such other clients for the purchase or sale of such security or other investment to attempt to obtain a more favorable price or lower brokerage commissions, provided, however, that the Sub-Adviser does not guarantee that the aggregation of orders will benefit the Fund  with regard to the price or quantity executed. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Sub-Adviser in a manner that Sub-Adviser considers to be fair and equitable.

(c)                Board Reports. Upon reasonable request, Sub-Adviser shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Sub-Advised Portion, all in such reasonable form and detail as requested by K2 and the Board. Sub- Adviser shall also make an investment officer available to attend such meetings of the Board as K2 or the Board may reasonably request.

(d)                Proxy Voting. Sub-Adviser shall be required to vote all proxies, with respect to the Sub- Advised Portion, in accordance with Sub-Adviser’s proxy voting policies and procedures, provided that K2 reserves the right to vote said proxies upon providing a written instruction to Sub-Adviser. Sub- Adviser shall make all proxy votes available to K2 upon its written request. If both Sub-Adviser and another entity managing assets of the Fund have invested the Fund’s assets in the same security, Sub- Adviser and such other entity will each have the power to vote its pro rata share of such security in accordance with its respective proxy voting policies and procedures. Sub-Adviser will establish a process for the timely distribution of Sub-Adviser’s voting record with respect to the Fund’s securities and other information necessary for the Fund to complete information required by applicable regulatory filings.

(e)                Daily Trade Reporting. In connection with any purchase or sale of securities or other financial instruments for the Sub-Advised Portion, Sub-Adviser shall arrange for the transmission to the custodian for the Fund (the “Custodian”) and other service providers of the Fund on a daily basis such confirmation, trade tickets, and other information reasonably requested by the Custodian to enable the Custodian to perform its custodial, administrative and record-keeping responsibilities with respect to the Fund.  Copies of such confirmations, trade tickets, and other information shall be concurrently provided  to the Fund’s administrator or its designee (the “Administrator”).

(f)                 Monitoring of the Sub-Advised Portion. Sub-Adviser shall be responsible for daily monitoring of the investment activities and portfolio holdings of the Sub-Advised Portion to ensure compliance with the Investment Strategy, Prospectus, SAI, Registration Statement, Policies and  applicable law. Sub-Adviser shall advise K2 promptly in the event it becomes aware of any material non- compliance with any of the above with respect to the Sub-Advised Portion.

(g)                Valuation of Sub-Advised Portion. Sub-Adviser agrees to monitor investments held by the Sub-Advised Portion for “significant events” that occur when the market is closed that may affect the value of such investments, Sub-Adviser shall promptly notify K2 of such event. Sub-Adviser shall  provide reasonable assistance to the Administrator and other applicable parties designated by the Administrator in determining the fair value of such assets subject to a “significant event” (as defined in the SEC guidelines) or any assets held in the Sub-Advised Portion for which market quotations are not readily available or for which K2, the Administrator and the Board have otherwise determined to fair value.

(h)                Review of Materials. Upon K2’s request and reasonable notice,  Sub-Adviser  shall review and comment on selected portions relating to Sub-Adviser and/or the Investment Strategy of the Registration Statement, other offering documents and marketing materials prepared by K2 (or its affiliates) for the Fund. Sub-Adviser shall promptly notify K2 if any information in the Registration Statement or other materials that it has reviewed is inaccurate or incomplete.

(i)                  Delegation. Sub-Adviser may not delegate to one or more entities any of the services for which Sub-Adviser is responsible under this Agreement without the prior consent and approval of K2 and the Board. In the event that Sub-Adviser requests, and K2 and the Board consent to, any such delegation, Sub-Adviser will be responsible for the compensation, if any, of any such entities for such services, will continue to have responsibility and liability for all such services required to be provided under this Agreement and will supervise each delegate in its performance of its services for the Fund with a view to preventing violations of the federal securities laws. K2 agrees that if any delegatee affiliated with Sub- Adviser is engaged by Sub-Adviser pursuant to the authority granted to Sub-Adviser in this SECTION 2(i), then such affiliated delegatee shall be entitled to receive the benefits of the exculpation and indemnification provisions provided for under SECTION 7 as a Sub-Adviser Indemnified Party.

(j)                  Independent Contractor. Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust, the Fund or K2 in any way, including in any litigation or administrative proceeding involving the Fund or any security or investment held by the Fund, or otherwise be deemed an agent of the Trust, the Fund or K2, except as expressly authorized in this Agreement or another writing by the Trust, the Fund or K2.

(k)                Legal Proceedings. Sub-Adviser shall not act for, represent, or purport to bind the Trust, the Fund, or K2 in any legal or administrative proceeding involving the Fund or any such proceedings involving any security or investment currently or formerly held by the Fund, including, without limitation class action lawsuits, regulatory or governmental victim funds, and bankruptcy proceedings. Sub-Adviser does, however, agree that it will promptly notify K2 of any legal matters affecting the Fund or any security or investment currently or formerly held in the Fund, that Sub-Adviser reasonably believes the Fund and K2 should consider pursuing (“Legal Matters”). Sub-Adviser agrees to cooperate with K2 to provide reasonable assistance regarding any Legal Matters, including providing factual information in its possession regarding such Legal Matters as the Fund and/or K2 may reasonably request. Notwithstanding the foregoing, Sub-Adviser may participate in ad hoc creditors’ committees, workouts, refinancings, restructurings and similar activities (each, a “Permitted Activity”) on behalf of the Fund in connection with investments held in the Sub-Advised Portion; provided, however, that Sub-Adviser agrees that K2 may elect, in its sole discretion, to pursue a Permitted Activity that Sub-Adviser has begun pursuing if K2 deems it necessary or advisable in order to coordinate efforts related to such Permitted Activity if the subject investment is also held by other sub-advisers to the Fund. To the extent Sub-Adviser participates in such Permitted Activities, Sub-Adviser agrees that it will promptly notify K2 of such Permitted Activities and keep K2 abreast of the progress of such Permitted Activities.

3.                   Transaction and Other Fees.

(a)                   During the term of this Agreement, Sub-Adviser shall bear its own expenses incurred in connection with its activities under this Agreement other than (i) the cost of securities (including brokerage and floor commissions, clearing and settlement charges, custodial fees and expenses, interest  on margin accounts and other indebtedness, if any) commissions, if any) purchased for the Sub-Advised Portion and (ii) as set forth below.

(b)                   The Fund and K2 will be responsible for all of their respective expenses in connection with operation of the Fund and the cost of securities, including, without limitation, brokerage and floor commissions, clearing and settlement charges, custodial fees and expenses, interest on margin accounts and other indebtedness and transaction charges, interest, taxes, legal, compliance, accounting, audit fees and expenses and other expenses associated with the operation of the Fund.

(c)                   Notwithstanding the foregoing, certain expenses incurred by Sub-Adviser that relate to the use of outside experts for post-investment decision activities (“Post-Investment Decision Expenses”) will be reimbursed to Sub-Adviser by the Fund, together with any other expenses of the Fund or K2 initially paid by Sub-Adviser or its affiliates on behalf of the Fund or K2. Post-Investment Decision Expenses subject to reimbursement include, but are not limited to, closing costs, legal or administrative costs incurred in connection with the acquisition or disposition of a particular security or financial instrument, due diligence expenses and expenses in connection with actions taken to manage, protect or enhance specific investment positions. To the extent Post-Investment Decision Expenses are incurred by Sub-Adviser on behalf of multiple clients making the same investment, Sub-Adviser shall only allocate a pro rata portion of such expenses to the Fund. Sub-Adviser shall provide documentation in reasonable form to K2 or the Fund to substantiate any Post-Investment Decision Expenses for which it is seeking reimbursement. Upon request, Sub-Adviser shall provide certifications to K2 or the Fund related to the source and allocation of Post-Investment Decision Expenses to its clients including the Fund that participated in the investment for which such expenses are incurred.

4.                   Books and Records; Notices of Events.

(a)                Books and Records. In compliance with the requirements of Rules 31a-1, 31a-2 and 31a- 3 under the 1940 Act, Sub-Adviser hereby agrees to maintain separate detailed records as are required by applicable laws and regulations of all matters hereunder relating to the Sub-Advised Portion and that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund’s direction, any of such records upon the Fund’s request. Sub-Adviser further agrees to preserve for the periods and in the place prescribed by the Rules under the 1940 Act the records required to be maintained thereunder.

(b)                Notice of Certain Events. Sub-Adviser will promptly notify K2 in writing of the occurrence of any of the following events:

(i)                 Sub-Adviser ceases to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

(ii)               the occurrence of any inspection, notice or inquiry from any governmental, administrative or self-regulatory agency, or any formal action, suit or proceeding, in any of the foregoing instances involving the affairs of the Fund or Sub-Adviser’s management of the Sub-Advised Portion, which if determined adversely could reasonably be expected to have a material adverse effect on the Sub- Adviser or the Fund;

(iii)             any change in control (as defined in the 1940 Act; provided, that as of the date of this Agreement, only Greg Richter and Brian Herr are deemed to have “control” of the Sub-Adviser) , or  if Greg Richter and Brian Herr for any reason are no longer actively involved in the day-to-day management of Sub-Adviser; or

(iv)              any changes in the key personnel who are the portfolio managers responsible for the management of the Sub-Advised Portion, and to the extent practicable prior to such change.

(c)                Compliance Notices. Throughout the term of this Agreement, Sub-Adviser shall submit  to K2: (a) any material changes to Sub-Adviser’s written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act and Rule 38a-1 under the 1940 Act that relate to the services provided by Sub-Adviser to the Fund, (b) general descriptions of regulatory examinations of Sub-Adviser in the ordinary course sufficient to allow the Fund to comply with Rule 38a-

1 under the 1940 Act, (c) a summary of the annual assessment of Sub-Adviser’s compliance program sufficient to allow the Fund to comply with Rule 38a-1 under the 1940 Act, and (d) for purposes of meeting its compliance obligations under the 1940 Act, notification of any material compliance matter (as defined under the 1940 Act) that relates to the services provided by Sub-Adviser to the Fund, including but not limited to, any material violation of the Compliance Policies or of the code of ethics of Sub- Adviser. Throughout the term of this Agreement, Sub-Adviser shall provide K2 with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by K2) that K2 may reasonably request to enable the  Fund  to comply  with  Rule 38a-1 under the 1940 Act.

(d)                Documents. K2 has furnished or will furnish to Sub-Adviser as soon as available copies (and any amendments thereto) and will furnish any future amendments from time to time, of the Trust’s Certificate of Trust, Agreement and Declaration of Trust, and Bylaws; the Registration Statement, the Prospectus and SAI; the Management Agreement; and the Policies.

(e)                Cooperation. K2 agrees to cooperate with Sub-Adviser to provide information required for regulatory purposes and reasonably requested from time to time by Sub-Adviser regarding the Fund, and to the extent available and necessary, K2 and the Trust.

5.                   Compensation.

(a)                K2 shall pay a monthly fee (the “Sub-Advisory Fee”) in cash to Sub-Adviser calculated daily at an annual rate of 1.00% of the value of the Sub-Advised Portion’s net assets as compensation for the services rendered and obligations assumed by Sub-Adviser during the preceding month. The Sub- Advisory Fee under this Agreement shall be payable on the fifteenth (15th) calendar day of each month following the effective date of this Agreement, and shall be reduced by the amount of any advance payments made by K2 relating to the previous month.

(b)                If this Agreement is terminated in accordance with its terms prior to the end of any  month, the Sub-Advisory Fee shall be prorated for that month according to the proportion of the number of calendar days in the month during which the Agreement is in effect with respect to the total number of calendar days in the month.  The prorated Sub-Advisory Fee shall be payable within 15 calendar days  after the date of termination.

6.                   Representations, Warranties and Covenants.

(a)                            Sub-Adviser.            Sub-Adviser represents and warrants to K2 that:

(i)                 the retention of Sub-Adviser by K2 as contemplated by this Agreement is permitted under Sub-Adviser’s governing documents;

(ii)               the execution, delivery and performance of this Agreement do not violate any obligation by which Sub-Adviser or its property is bound, whether arising by contract, operation of law or otherwise;

(iii)             this Agreement has been duly authorized by appropriate action of Sub-Adviser and when executed and delivered by Sub-Adviser will be a legal, valid and binding obligation of Sub- Adviser;

(iv)              Sub-Adviser is registered as an investment adviser under the Advisers Act and is duly registered and/or licensed with all other regulatory bodies necessary or appropriate to perform its obligations under this Agreement;

(v)                Sub-Adviser is exempt from registration as a commodity trading advisor  (“CTA”) under the Commodity Exchange Act pursuant to U.S. Commodity Futures Trading Commission

(“CFTC”) Rule 4.14(a)(8)(i)(A) and it will remain through the term of this Agreement in compliance with the terms and conditions of such exemption, except in such instance that Sub-Adviser registers as a CTA. Sub-Adviser shall at all times manage the Sub-Advised Portion in accordance with CFTC Rule 4.5(b) and shall comply at all times with one or both of the tests set forth in CFTC Rule 4.5(c)(2)(iii)(A) or           Rule 4.5(c)(2)(iii)(B); and

(vi)              Sub-Adviser is not prohibited by the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement.

(b)                            K2.             K2 represents and warrants to Sub-Adviser that:

(i)                 the retention of Sub-Adviser by K2 as contemplated by this Agreement is authorized by the governing documents of K2 and the Management Agreement;

(ii)               the execution, delivery and performance of this Agreement do not violate any obligation by which K2 or its property is bound, whether arising by contract, operation of law or otherwise;

(iii)             this Agreement has been duly authorized by appropriate action of K2 and when executed and delivered by K2 will be a legal, valid and binding obligation of K2, enforceable against K2 in accordance with its terms;

(iv)              K2 is registered as an investment adviser under the Advisers Act and is duly registered and/or licensed with all other regulatory bodies necessary or appropriate to perform its obligations under the Management Agreement;

(v)                K2 is not prohibited by the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement or the Management Agreement; and

(vi)              K2, on behalf of the Fund, acknowledges receipt at least 48 hours prior to the date  of execution of this Agreement of a copy of Part 2 of the Form ADV of Sub-Adviser.

7.                   Liability; Indemnification.

(a)                Liability. Neither Sub-Adviser nor any of its directors, officers, partners or employees shall be subject to liability to K2 or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder, for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, or as a result of any activities of any other sub-adviser appointed by K2 to provide investment management services to the Fund, provided that nothing herein shall be construed to protect Sub-Adviser or any director, officer or employee of Sub-Adviser in the event of (i) Sub-Adviser’s material breach, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, Registration Statement, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Sub-Advised Portion or Sub-Adviser to the extent that such statement was made in reliance on information furnished to the Fund and K2 by Sub-Adviser or any director, officer, partner, agent or employee of Sub-Adviser for use therein. For the avoidance of doubt, K2 acknowledges that final pricing determinations of the Sub-Advised Portion’s portfolio investments are not a responsibility of Sub-Adviser or any of its directors, officers or employees.

(b)                Indemnification. Sub-Adviser agrees to indemnify and hold harmless the Fund, K2 and each of its affiliates, officers, directors, trustees, and employees (each a “Franklin Indemnified Party”) harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to (i) Sub-Adviser’s material breach, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, Registration  Statement,  proxy  materials,  reports,  advertisements,  sales  literature  or  other    materials

pertaining to the Sub-Advised Portion or Sub-Adviser to the extent that such statement was made in reliance on information furnished to the Fund and K2 by Sub-Adviser or any director, officer, partner, agent or employee of the Sub-Advisor for use therein, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party in connection with such liability.

(c)                Liability. Neither K2 (including its directors, officers and employees) nor the Fund shall be subject to liability to Sub-Adviser for any error of judgment or mistake of law by K2, pertaining to the Fund, provided that nothing herein shall be construed to protect K2 (including its directors, officers and employees) or the Fund in the event of (i) K2’s material breach of this Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder or under the Management Agreement between K2 and the Fund or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, Registration Statement, proxy materials, reports, advertisements, sales literature or other materials unless such statement was made in reliance on information furnished to the Fund and K2 by Sub-Adviser or any director, officer, partner, agent or employee of Sub-Adviser for use therein.

(d)                Indemnification. K2 and the Fund separately and not jointly agree to indemnify and hold harmless Sub-Adviser and each of its affiliates, officers, partners, and employees (each a “Sub-Adviser Indemnified Party”) harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Sub-Adviser Indemnified Party with respect to (i) K2’s material breach of this Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or its obligations or duties hereunder or under the Management Agreement between K2 and the Fund or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, Registration Statement, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Sub-Advised Portion or Sub-Adviser unless such statement was made in reliance on information furnished to the Fund and K2 by Sub-Adviser or any director, officer, partner, agent or employee of Sub-Adviser for use therein, together with all legal and other expenses reasonably incurred by any such Sub-Adviser Indemnified Party in connection with such liability.

(e)                No provision of this Agreement shall be construed to protect any director or officer of K2 or Sub-Adviser, from liability in violation of Sections 17(h) or (i) of the 1940 Act.

8.                   Confidentiality. Except as permitted in compliance with the Trust’s policies on disclosure of portfolio holdings and as otherwise require to perform its duties hereunder, Sub-Adviser will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund that is not otherwise publicly available and the identity of prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except to the extent reasonably practical, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. Notwithstanding the above, Sub-Adviser may, share such confidential and/or proprietary information with its partners, directors, officers, employees, accountants, attorneys and other advisers or agents who have a need to know such information in accordance with the performance of their duties and who are bound by a duty of confidentiality; and Sub-Adviser may, with prior notice to K2 to the extent  not prohibited by law, but without obtaining the prior consent of the Fund or K2, deliver or disclose any proprietary information of the Fund (a) requested or required by applicable law or any regulatory, tax, governmental or judicial authority or self-regulatory organization having jurisdiction over Sub-Adviser or its affiliates, and (b) to any other entity to which such delivery or disclosure may be necessary or appropriate in connection with the services to be performed under this Agreement (i) to effect compliance with any law, rule, regulation or order applicable to Sub-Adviser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which Sub-Adviser, an affiliate thereof or the Fund is a party or (iv) under tax laws in order to avoid certain withholding or other adverse tax consequences to the Fund or its shareholders, including pursuant to the Foreign Account Tax Compliance Act. For the avoidance of doubt, nothing in this Agreement otherwise shall prevent Sub-Adviser from disclosing to its investors, potential investors and their respective agents and advisors in Sub-Adviser’s marketing materials relating to its investment advisory services, the following information concerning the Fund: the investment strategy of the Fund, the structure, name or terms of the Fund, the size of the Fund (and the size of the Sub-Advised Portion), historical returns and/or other past performance of the Fund, together with any other summary type information available in the Fund’s Registration Statement.

9.                   Other Accounts.

(a)                It is understood that the services provided by Sub-Adviser are not to be deemed  exclusive. K2 acknowledges that Sub-Adviser and its partners, officers, employees and affiliates have investment responsibilities, or render investment advice to, or perform other investment advisory services, for individuals or entities, including potentially other investment companies registered pursuant to the 1940 Act, from time to time and may purchase and sell securities or other investment assets on behalf of their own accounts, for the accounts of their families, for the account of any entity in which they have a beneficial interest, any other commingled funds managed by Sub-Adviser, or for the accounts of others for whom they may provide investment management or other services (collectively, “Clients”), notwithstanding the fact that the Fund may have or may take an investment position in the same security. K2 agrees that Sub-Adviser may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Sub-Advised Portion.

(b)                Sub-Adviser may not consult with any other sub-advisers for the Fund or other series of the Trust about transactions in securities or other assets of the Fund, except for purposes (i) of complying with the 1940 Act or SEC rules or regulations applicable to the Fund or the Trust and/or (ii) relating to such securities in connection with other Clients. Nothing in this Agreement shall be construed to prevent Sub-Adviser from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Fund or securities or other assets held or to be acquired by the Fund.

10.               Term; Termination.

(a)                This Agreement shall be effective as of the date given above and shall continue in effect for two (2) years. It is renewable annually thereafter so long as such continuance is specifically approved at least annually (i) by a vote of the Board or by the vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) and (ii) by the vote of a majority of the Trustees of the Trust  who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

(b)                This Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act), upon sixty (60) days’ written notice to K2 and Sub-Adviser, (ii) by K2 or Sub-Adviser upon at least sixty (60) days’ written notice to the other party, (iii) by K2 or the Fund upon a material breach by Sub- Adviser of any of Sub-Adviser’s obligations or representations under this Agreement if such breach is not corrected within seven (7) business days after notice thereof by K2 or the Fund, and (iv) by Sub-Adviser upon a material breach by K2 or the Fund of its obligations under SECTIONS 3(b), 3(c), 5, 6(b) or 8 of this Agreement if such breach is not corrected within seven (7) business days after notice thereof by Sub- Adviser.

(c)                This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the Management Agreement between K2 and the Fund.

(d)                In the event that there is a proposed reorganization or change in control of Sub-Adviser that is in the control of or voluntarily effected by Sub-Adviser and that, in Trust counsel’s judgment, would act to terminate this Agreement, Sub-Adviser agrees to assume all reasonable costs and expenses (including the costs of printing and mailing) up to $50,000 in the aggregated associated with the preparation of an information statement, as may be needed, related to the continuation or replacement of this Agreement with Sub-Adviser.

11.               Use of Name in Marketing Materials. During the term of this Agreement and subject to applicable law, K2 or its affiliates shall have permission to use Sub-Adviser’s name in the marketing of the Fund, and agrees to furnish Sub-Adviser at the address reflected in Section 12 hereunder drafts of all prospectuses, proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund or the public, which refer to Sub-Adviser in any way. During the term of this Agreement, except to the extent such information is publically available in connection with registration statement of the Fund, Sub-Adviser may not use the name of the Fund, K2 or any of its affiliates in any marketing or advertising material other than inclusion of the Fund on a representative client list of Sub-Adviser unless otherwise expressly authorized in advance and in writing by K2.

12.               Notices. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, facsimile or e-mail (confirmed by telephone); notice is effective when received.  Notice shall be given to the parties at the following addresses:

K2:                  K2/D&S Management Co., L.L.C.

300 Atlantic Street 12th Floor

Stamford, Connecticut 06901 Attn: Legal

Sub-Adviser:    Medalist Partners, LP

777 3rd  Ave., Suite 19B

New York, New York 10017 Attn: COO

Fund:                Franklin K2 Long Short Credit Fund One Franklin Parkway

San Mateo, California 94403 Attn: General Counsel

13.               Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14.               Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware of the United States of America, without regard to conflicts of law principles and in accordance with the 1940 Act.  In case of any conflict, the 1940 Act shall control.

15.               Acknowledgment. Sub-Adviser acknowledges that it has received notice of and accepts the limitations of the Trust’s liability as set forth in its Agreement and Declaration of Trust. Sub-Adviser agrees that the Trust’s obligations hereunder shall be limited to the assets of the Fund, and that Sub- Adviser shall not seek satisfaction of any such obligation from any shareholders of the Fund nor from any trustee, officer, employee or agent of the Trust.

16.               Headings; References. Headings to Sections herein are for the convenience of the parties only and are not intended to be or to affect the meaning or interpretation of this Agreement. Unless the context otherwise requires, any reference to a Section herein shall be deemed to be a reference to a Section of this Agreement.

17.               Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.               Amendments. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

[Signature page follow.]

IN WITNESS WHEREOF, the parties hereto have caused  this  Agreement  to  be  duly  executed  and  attested  by their duly authorized officers.

K2/D&S  MANAGEMENT  CO., L.L.C.

               By       /s/ Vivak Pai

              Name  Vivak Pai

              Title     Treasurer-Alternate Strategies and Private Funds

MEDALIST  PARTNERS, LP

                            By         /s/ Michael Ardisson

                            Name   Michael Ardisson

                            Title     C00 & Partner

Frankl in Alternative Strategies Funds, on behalf of Franklin K2 Long Short Credit Fund, hereby acknowledges and agrees to the provision of Sections 3 and 7 of this Agreement.

FRANKLIN  ALTERNATIVE   STRATEGIES FUNDS,

                              On behalf of Franklin K2 Long Short Credit Fund

By      /s/ Steven J Gray

Name   Steven J. Gray

Title        Vice President and Secretary

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